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                                                                    Exhibit 23.3

                     Consent of PricewaterhouseCoopers LLP


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
                  --------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2000 relating to the financial statements as at and for the two years ended November 30, 1999, which appear in the 1999 Annual Report to Shareholders, which is incorporated by reference in Corel Corporation's Annual Report on Form 10-K for the year ended November 30, 1999. We also consent to the incorporation by reference of our report dated January 18, 2000 relating to the financial statement schedules as at and for the two years ended November 30, 1999, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Ottawa, Canada

February 21, 2001